Exhibit 99.1

NEWS RELEASE	OTCQX: SHWZ
FOR IMMEDIATE RELEASE	NEO: SHWZ

SCHWAZZE ANNOUNCES FOURTH QUARTER 2022 & YEAR-END 2022 RESULTS

Record 2022 Revenue Increases 47% to $159.4 Million Compared to $108.4 Million in 2021

Company Continues to Grow Positive Cash Flow from Operations in Fourth Quarter and Year-End 2022

Expansion into New Mexico Market as well as Colorado Acquisitions Add 23 Retail Dispensaries, One Manufacturing and Four Operating Cultivation Facilities

Conference Call & Webcast Scheduled for Today – 5:00 pm ET

DENVER, CO – March 29, 2023 – Medicine Man Technologies Inc. operating as Schwazze, (OTCQX:SHWZ; NEO:SHWZ) ("Schwazze" or the “Company"), today announced financial results for the fourth quarter (“Q4 2022”) and for the year ended December 31, 2022 (“2022”).

Full Year 2022 Financial Summary:

•	Revenues of $159.4 million, an increase of 47% compared to $108.4 million in 2021

•	Gross Profit of $85.0 million, an increase of 72% compared to $49.4 million in 2021

•	Net Loss of ($18.5) million compared to Net Income of $14.5 million for 2021, driven by an impairment charge of $8.0 million, interest expense of $30.1 million, and loss on disposition of assets of $4.7 million

•	Adjusted EBITDA of $52.0 million was 33% of revenue, compared to $32.2 million and 30% of revenue in 2021

•	Cash Flow from operations was $11.4 million compared to $8.4 million in 2021

•	Retail Sales of $141.3 million, an increase of 92% compared to $73.8 million in 2021

•	Two-year stacked identical retail sales (“Stacked IDs”)(1) for Colorado and New Mexico were 7.9%

Q4 2022 Financial Summary:

•	Revenues of $40.1 million, an increase of 51% compared to $26.5 million in Q4 2021

•	Gross Profit of $23.0 million, an increase of 89% compared to Q4 2021

•	Net Loss of ($27.3) compared to Net Income of $12.8 million for Q4 2021

•	Adjusted EBITDA of $13.3 million was 33% of revenue, compared to $7.5 million and 28% of revenue for Q4 2021

•	Cash Flow from operations for the quarter was $5.4 compared to $3.6 million for Q4 2021

•	Retail sales of $36.9 million, an increase of 87% over $19.7 million for Q4 2021

•	Stacked IDs(1) for Colorado and New Mexico were 5.3%

Accomplishments for 2022 and Q1 2023

In 2022, the Company completed seven acquisitions and opened six new stores not related to acquisitions, which increased the Company’s retail presence from 18 dispensaries as of December 31, 2021 to 41 dispensaries as of December 31, 2022. The Company now has five operating cultivation facilities and two manufacturing assets in Colorado and New Mexico. In Q1 2023, the Company subsequently announced the opening of two additional New Mexico retail locations and entry into a definitive agreement to acquire two retail dispensaries in Colorado from Smokey’s Cannabis, which will bring the total dispensary count to 45.

Recent Developments

•	Rolled out enhanced custom eCommerce platform in New Mexico for R.Greenleaf

•	Opened two new R.Greenleaf locations in New Mexico – Paseo and Carlsbad

•	Signed definitive agreement to acquire two retail dispensaries in Garden City and Fort Collins, Colorado, two attractive markets currently not served

2022 Business Highlights and Significant Achievements

•	Entered the New Mexico market with the acquisition of ten retail locations, four indoor cultivation facilities and one manufacturing facility, establishing Schwazze as a regionally focused multi-state operator (MSO)

•	Opened six new stores in New Mexico under R.Greenleaf banner located in or near the University of New Mexico, Los Lunas, Clovis, Ruidoso, Sunland Park and Alamogordo

•	Acquired two retail dispensaries in Boulder, Colorado

•	Acquired an indoor cultivation facility in Denver, Colorado

•	Acquired two Emerald Field retail dispensaries in Glendale and Manitou Springs, Colorado

•	Acquired one retail dispensary and one indoor cultivation facility in Denver, Colorado

•	Acquired two retail dispensaries in Aurora and Denver, Colorado

•	Negotiated exclusive licensing, manufacturing and distribution agreement with Lowell Farms and launched premium pre-rolls in both Colorado and New Mexico

▪	Launched new and enhanced custom eCommerce platform for Star Buds

“In 2022, Schwazze continued to execute its strategy to “go deep” in our operating states and build customer loyalty and share,” stated Justin Dye, CEO of Schwazze. “To date, we have opened, acquired, or announced pending acquisitions of 45 dispensaries with five operating cultivation and two manufacturing facilities across Colorado and New Mexico. We believe our retail brands are really connecting with customers. Schwazze is well-positioned to play offense in this challenging environment. As market forces become more favorable, we believe Schwazze will emerge with a much stronger position which will reward shareholders. For now, we will keep executing our strategy and playbook.”

“While we had seasonally lower quarter over quarter revenues, we recorded a solid fourth quarter and outpaced retail sales in the state of Colorado by 11%, despite a challenging environment and continued price compression,” said Nirup Krishnamurthy, President of Schwazze. “Along with our New Mexico operations, revenue for the year increased by 47%, with retail sales growing 92% over the prior year with solid execution. In addition, we are focused on building a high-quality house of product brands that deliver good value to our customers. These results could not be achieved without the hard work and dedication of the entire Schwazze team.”

2022 Results of Operations

Consolidated revenues for 2022, totaled $159.4 million, increasing $51.0 million or 47% over 2021 revenues of $108.4 million. This increase was influenced by several factors, including consummation of identified acquisitions, new store openings, entrance into the New Mexico market, and adult-use legalization taking effect in New Mexico in 2022. Based on publicly available sales data, management estimates that overall cannabis sales in the New Mexico market increased approximately 75% as compared to 2021 sales because of increased adult-use recreational cannabis sales following its legalization in April 2022.

Cost of goods and services for 2022, totaled $74.3 million compared to cost of goods and services of $59.1 million in 2021, representing an increase of $15.2 million, or approximately 26%. This increase is primarily due to the New Mexico acquisition and subsequent opening of six new stores in 2022.

Gross profit increased to $85.0 million for the year compared to $49.4 million in 2021. Gross profit margin rose as a percentage of revenue from 46% to 53%, with improvements in our cost structure, buying power and retail playbook.

Operating expenses for 2022, totaled $72.2 million, compared to operating expenses of $38.9 million during 2021, representing an increase of $33.2 million or approximately 85%. This increase was largely due to increased selling, general and administrative expenses related to acquisition growth, the New Mexico market entry, and includes certain one-time impairment charges for 2022.

Other expense for 2022 was ($16.4) million, compared to other income of $8.5 million in 2021. This is largely driven by non-cash debt related interest obligations and a one-time disposition of assets.

As a result of the factors discussed above, Schwazze generated a net loss of ($18.5) million for 2022 compared to net income of $14.5 million for 2021.

Adjusted EBITDA for the year was $52.0 million representing 33% of revenue, compared to $32.2 million and 30% in 2021. This is derived from Operating Income and adjusting one-time expenses, merger and acquisition and capital raising costs, non-cash related compensation costs, and depreciation and amortization. See the financial table for Adjusted EBITDA below for details and a reconciliation to net income (loss).

For 2022, the Company generated positive operating cash flow of $11.4 million compared to $8.4 million for 2021 and had $38.9 million in cash and cash equivalents as of December 31, 2022.

Forrest Hoffmaster, CFO for Schwazze commented, “Despite the challenging economic backdrop, we’ve delivered an excellent year resulting in the continued generation of operating cash flows from our acquired businesses. This allows us to not only meet our borrowing obligations but reinvest in infrastructure improvements and in our strategy to go deep in both Colorado and New Mexico.”

(1)	Stacked IDs are presented as a percentage that indicates the relative increase or decrease to revenue for certain retail stores from the previous two years. Stacked IDs are calculated by comparing revenue from sales for all dispensaries owned by the Company and open for operations for more than one year against the revenue from the sales for the same dispensaries for the previous two years. When the Company reports Stacked IDs for stores that it has not owned for more than one year, the comparison is made against validated sales data from prior owners of such stores provided to the Company upon acquisition and/or publicly available sales and revenue data. The Company did not own all the assets and entities in part of 2022, 2021 and 2020 and is using unaudited numbers for this comparison.

Adjusted EBITDA represents income (loss) from operations, as reported, before tax, adjusted to exclude non-recurring items, other non-cash items, including stock-based compensation expense, depreciation, and amortization, and further adjusted to remove acquisition and capital raise related costs, and other one-time expenses, such as severance, retention, and employee relocation. The Company uses adjusted EBITDA as it believes it better explains the results of its core business.

Webcast – March 29, 2023 – 5:00 pm ET

Investors and stakeholders may participate in the conference call by dialing 416-764-8650 or by dialing North American toll free 1-888-664-6383 or listen to the webcast from the Company's website at https://ir.schwazze.com The webcast will be available on the Company’s website and on replay until April 5, 2023, and may be accessed by dialing 1-416-764-8677 or North American toll free 1-888-390-0541 / 592815 #.

Following their prepared remarks, Company management will answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: https://app.webinar.net/x0q6rpnP84n This weblink has been posted to the Company’s website and will be archived on the website. All Company SEC filings can also be accessed on the Company website at https://ir.schwazze.com/sec-filings.

About Schwazze

Schwazze (OTCQX: SHWZ; NEO: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices.

Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intends,” “plans,” “strategy,” “prospects,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Legal Christine Jones Chief Legal Counsel Christine.Jones@schwazze.com 303 809 2697	Media Julie Suntrup, Schwazze Vice President, Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387

MEDICINE MAN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

For the Years Ended December 31, 2022 and 2021

Expressed in U.S. Dollars

	December 31,	December 31,
	2022	2021
	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$38,949,253	$106,400,216
Accounts receivable, net of allowance for doubtful accounts	4,471,978	3,866,828
Inventory	22,554,182	11,121,997
Note receivable - current, net	11,944	—
Note receivable - related party	—	—
Marketable securities, net of unrealized loss of $39,270 and gain of $216,771, respectively	454,283	493,553
Prepaid expenses and other current assets	5,293,393	2,523,214
Total current assets	71,735,033	124,405,808
Non-current assets
Fixed assets, net accumulated depreciation of $4,899,977 and $1,988,973, respectively	27,089,026	10,253,226
Investments	2,000,000	—
Goodwill	94,643,581	43,316,267
Intangible assets, net accumulated amortization of $16,290,862 and $7,652,750, respectively	107,726,718	97,582,330
Note receivable – noncurrent, net	—	143,333
Accounts receivable – litigation	—	303,086
Other noncurrent assets	1,527,256	514,962
Operating lease right of use assets	18,199,399	8,511,780
Total non-current assets	251,185,980	160,624,984
Total assets	$322,921,013	$285,030,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,886,893	$2,548,885
Accounts payable - related party	22,380	36,820
Accrued expenses	10,314,958	5,592,222
Derivative liabilities	16,508,253	34,923,013
Notes payable - related party	—	134,498
Lease liabilities - current	3,139,289	—
Current portion of long term debt	2,250,000	—
Income taxes payable	7,297,815	2,027,741
Total current liabilities	47,419,588	45,263,179
Long term debt, net of debt discount and issuance costs	125,521,520	97,482,468
Lease liabilities	17,314,464	8,715,480
Deferred income taxes, net	502,070	—
Total long-term liabilities	143,338,054	106,197,948
Total liabilities	190,757,642	151,461,127

Commitments and contingencies (Note 17)	—	—

Stockholders' equity
Preferred stock, $0.001 par value. 10,000,000 shares authorized; 86,994 shares issued as of December 31, 2022 and December 31, 2021, 86,050 outstanding at December 31, 2022 and 82,594 outstanding at December 31, 2021.	87	87
Common stock, $0.001 par value. 250,000,000 shares authorized; 56,069,212 shares issued and 54,741,506 shares outstanding at December 31, 2022 and 45,455,490 shares issued and 45,484,314 shares outstanding as of December 31, 2021.	56,353	45,485
Additional paid-in capital	180,381,640	162,815,097
Accumulated deficit	(46,241,582)	(27,773,968)
Common stock held in treasury, at cost, 920,149 shares held as of December 31, 2022 and 517,044 shares held as of December 31, 2021	(2,033,127)	(1,517,036)
Total stockholders' equity	132,163,371	133,569,665
Total liabilities and stockholders' equity	$322,921,013	$285,030,792

See accompanying notes to the consolidated financial statements

MEDICINE MAN TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) AND INCOME

For the Years Ended December 31, 2022 and 2021

Expressed in U.S. Dollars

	Qtr Ended	Qtr Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
	(Un-audited)	(Un-audited)	(Audited)	(Audited)
Operating revenues
Retail	$36,868,429	$19,677,130	$141,254,893	$73,761,010
Wholesale	3,158,670	6,779,126	17,819,938	34,434,091
Other	120,188	59,722	304,388	225,138
Total revenue	40,147,287	26,515,978	159,379,219	108,420,239
Total cost of goods and services	17,176,229	14,373,780	74,349,421	59,066,545
Gross profit	22,971,058	12,142,198	85,029,798	49,353,694
Operating expenses
Selling, general and administrative expenses	9,152,587	3,035,837	29,398,324	16,616,306
Professional services	993,215	880,238	6,722,554	5,346,934
Loss on impairment	8,011,405	-	8,011,405	-
Salaries	6,435,095	3,437,676	25,369,968	11,943,409
Stock based compensation	883,890	1,172,291	2,672,713	5,037,879
Total operating expenses	25,476,192	8,526,042	72,174,964	38,944,528
Income from operations	(2,505,134)	3,616,156	12,854,834	10,409,166
Other income (expense)
Interest expense, net	(6,827,557)	(2,487,533)	(30,139,645)	(7,014,279)
Gain on forfeiture of contingent liabilities	-	-	-	-
Unrealized gain on derivative liabilities	(9,690,200)	14,093,391	18,414,760	15,061,142
Other income	3,736	-	24,136	-
Loss on business disposition	(4,684,366)	-	(4,684,366)	-
Gain on sale of assets	-	-	-	242,494
Unrealized (loss) gain on investments	3,083	6,086	(39,270)	216,771
Total other (expense) income	(21,195,304)	11,611,944	(16,424,385)	8,506,128
Pre-tax net (loss) income	$(23,700,438)	$15,228,100	$(3,569,551)	$18,915,294
Provision for income taxes	3,638,695	2,398,259	14,898,064	4,396,164
Net (loss) income	$(27,339,133)	$12,829,841	$(18,467,615)	$14,519,130
Less: Accumulated preferred stock dividends for the period	(2,508,677)	(7,346,153)	(7,802,809)	(7,346,153)
Net income attributable to common stockholders	$(29,847,810)	$5,483,688	$(26,270,424)	$7,172,977
Earnings (loss) per share attributable to common shareholders
Basic (loss) earnings per share	$(0.53)	$0.12	$(0.49)	$0.17
Diluted (loss) earnings per share	$(0.53)	$(0.07)	$(0.49)	$(0.06)
Weighted average number of shares outstanding - basic	56,377,351	44,145,709	54,154,047	43,339,092
Weighted average number of shares outstanding - diluted	56,377,351	102,175,575	54,154,047	101,368,958
Comprehensive (loss) income	$(29,847,810)	$5,483,688	$(26,270,424)	$7,172,977

See accompanying notes to the consolidated financial statements

MEDICINE MAN TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Quarters & Years Ended December 31, 2022 and 2021

Expressed in U.S. Dollars

	Qtr Ended	Qtr Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
	(Un-audited)	(Un-audited)	(Audited)	(Audited)
Cash flows from operating activities:
Net income (loss) for the period	$(27,339,133)	$12,829,841	$(18,467,615)	$14,519,130
Adjustments to reconcile net income to cash for operating activities
Depreciation and amortization	2,682,686	797,037	11,012,453	8,576,865
Non-cash interest expense	981,369	-	4,118,391	-
Impairment of goodwill and intangibles	8,011,080	-	8,011,080	-
Non-cash lease expense	481,779	-	975,561	-
Deferred taxes	(2,712,010)	-	(2,712,010)	-
Loss on disposition of business units	4,684,369	-	4,684,369	-
Change in derivative liabilities	9,690,200	(14,093,391)	(18,414,760)	(15,061,142)
Amortization of debt issuance costs	421,513	-	1,686,049	-
Amortization of debt discount	1,979,193	-	7,484,613	-
Loss (gain) on investment, net	(3,083)	(6,086)	39,270	(216,771)
Loss on sale of asset	-	49,985	-	(242,494)
Stock based compensation	(662,307)	1,172,291	812,073	5,037,879
Changes in operating assets and liabilities (net of acquired amounts):
Accounts receivable	1,567,747	2,424,575	467,692	244,929
Inventory	(2,039,758)	(1,674,942)	789,399	(4,703,186)
Prepaid expenses and other current assets	(14,880)	55,821	(2,631,612)	(1,909,014)
Other assets	(69,610)	(60,900)	(1,009,794)	(457,083)
Operating leases right of use assets and liabilities	999,798	23,010	1,075,093	137,139
Accounts payable and other liabilities	3,076,355	1,062,106	8,204,141	493,719
Deferred revenue	-	-	-	(50,000)
Income taxes payable	3,709,444	998,259	5,270,074	2,027,741
Net cash (used) provided by operating activities	$5,444,752	$3,577,606	$11,394,467	$8,397,712
Cash flows from investing activities:
Collection of notes receivable	-	-	-	181,911
Cash consideration for acquisition of business, net of cash acquired	(2,785,997)	(3,750,929)	(62,371,226)	(75,678,000)
Purchase of fixed assets	(2,300,191)	(1,768,427)	(14,811,580)	(5,638,085)
Purchase of intangible assets	-	-	-	(29,580)
Investment in private entity	-	-	(2,000,000)	-
Net cash used in investing activities	$(5,086,188)	$(5,519,356)	$(79,182,806)	$(81,163,754)
Cash flows from financing activities:
Proceeds from issuance of debt	-	87,172,805	-	132,517,383
Repayment of notes payable	(134,498)	-	(134,498)	(4,865,502)
Proceeds from issuance of common stock, net of issuance costs	-	345	471,874	50,283,142
Net cash provided by financing activities	$(134,498)	$87,173,150	$337,376	$177,935,023
Net (decrease) increase in cash and cash equivalents	224,066	85,231,400	(67,450,963)	105,168,981
Cash and cash equivalents at beginning of period	38,725,187	21,168,816	106,400,216	1,231,235
Cash and cash equivalents at end of period	$38,949,253	$106,400,216	$38,949,253	$106,400,216
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,184,305	$1,896,250	$15,423,990	$5,759,220
Cash paid for income taxes	$2,500,000	$2,100,000	$12,340,000	$2,100,000

See accompanying notes to the consolidated financial statements

MEDICINE MAN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

Non-GAAP measurement

(UNAUDITED)

	Qtr Ended	Qtr Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
	(Un-audited)	(Un-audited)	(Un-audited)	(Un-audited)
Net income (loss)	$(27,339,133)	$12,829,841	$(18,467,615)	$14,519,130
Interest expense, net	6,827,558	2,487,533	30,139,645	7,014,279
Provision for income taxes	3,638,695	2,398,259	14,898,064	4,396,164
Other (income) expense, net of interest expense	14,367,746	(14,099,477)	(13,715,260)	(15,520,407)
Depreciation and amortization	3,701,128	797,037	12,524,677	8,576,865
Earnings before interest, taxes, depreciation and amortization (EBITDA) (non-GAAP measure)	$1,195,994	$4,413,193	$25,379,511	$18,986,031
Non-cash stock compensation	883,890	1,172,291	2,672,713	5,037,879
Deal related expenses	1,914,820	712,049	6,822,111	2,779,151
Capital raise related expenses	(257,271)	256,321	533,958	1,512,565
Inventory adjustment to fair market value for purchase accounting	-	-	6,541,651	2,164,686
One-time cultivation asset impairment	-	-	329,210	-
One-time goodwill impairment	8,011,405	-	8,011,405	-
Severance	263,374	5,053	334,910	166,557
Retention program expenses	-	1,188	-	90,250
Employee relocation expenses	(3,750)	2,428	15,360	40,819
Other non-recurring items	1,276,064	939,717	1,369,386	1,388,150
Adjusted EBITDA (non-GAAP measure)	$13,284,526	$7,502,240	$52,010,215	$32,166,088
Revenue	$40,147,287	$26,515,978	$159,379,219	$108,420,239
Adjusted EBITDA as a Percentage of Revenue	33.1%	28.3%	32.6%	29.7%

See accompanying notes to the consolidated financial statements